Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Income Opportunities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Income Opportunities Fund for the year ended October 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Income Opportunities Fund for the stated period.

/s/ Rudy Pimentel Rudy Pimentel President KKR Income Opportunities Fund	/s/ Thomas Murphy Thomas Murphy Treasurer, Chief Accounting Officer & Chief Financial Officer KKR Income Opportunities Fund
Dated: December 20, 2024	Dated: December 20, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Income Opportunities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.